Exhibit (j)(iii)

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the person whose name appears below nominates, constitutes and appoints Bruce N. Alpert and James E. McKee (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of GABELLI GLOBAL SERIES FUNDS, INC. (the "Company"), and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of common stock of the Company, and any and all amendments and supplements to such Registration Statement, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned Director himself might or could do.

         IN WITNESS WHEREOF, the undersigned Directors have hereunto set their hands this 3rd day of December, 2001.



/S/ ARTHUR V. FERRARA                                /S/ E. VAL CERUTTI
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Arthur V. Ferrara                                    E. Val Cerutti
Director                                             Director